Exhibit 10.1

*CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

CHIEF EXECUTIVE OFFICER AND PRESIDENT

Effective: January 1, 2026

CEO 2026 MIP

CHIEF EXECUTIVE OFFICER AND PRESIDENT

PURPOSE: To define the compensation plan for the Chief Executive Officer (“CEO”) and President.

SCOPE: Perma-Fix Environmental Services, Inc.

POLICY: The Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Perma-Fix Environmental Services, Inc. (the “Company”).

BASE SALARY: The Base Salary indicated below is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company’s financial results noted in the CEO MIP MATRIX below. Effective date of plan is January 1, 2026 and incentive will be for entire year of 2026. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on finalization of the Company’s audited financial statements for 2026.

ACKNOWLEDGEMENT: Payment of Performance Incentive Compensation of any type will be forfeited, unless the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan prior to the applicable payment date.

The executive officer agrees and acknowledges that the executive officer is fully bound by, and subject to, all of the terms and conditions of the Company’s Clawback Policy (as may be amended, restated, supplemented for otherwise modified from time to time).

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation Plan at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan and it reserves the right to modify or change the Revenue and EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company. While the plan is intended to represent all situations and circumstances, some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

CEO 2026 MIP

[***] INDICATED CERTAIN INFORMATON IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IS PUBLICLY DISCLOSED

CHIEF EXECUTIVE OFFICER AND PRESIDENT

Base Pay and Performance Incentive Compensation Targets

The compensation for the below named individual as follows:

Annualized Base Pay:	$429,670
Performance Incentive Compensation Target (at 100% of Plan):	$214,835
Total Annual Target Compensation (at 100% of Plan):	$644,505

The Performance Incentive Compensation Paid is based on the CEO MIP MATRIX below.

Perma-Fix Environmental Serivces, Inc.

2026 Management Incentive Plan

CEO MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue	$10,742	$21,484	$36,829	$52,174	$82,866

EBITDA	64,449	128,901	220,973	313,045	497,189

Health & Safety	16,113	32,225	32,225	32,225	32,225

Permit & License Violations	16,113	32,225	32,225	32,225	32,225
	$107,417	$214,835	$322,252	$429,669	$644,505

1)	Revenue is defined as the total consolidated third-party top line revenue as publicly reported in the Company’s 2026 financial statements. The percentage achieved is determined by comparing the actual consolidated revenue for 2026 to the Board approved Revenue Target for 2026, which is $[***]. The Board reserves the right to modify or change the Revenue Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

2)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing and discontinued operations. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA Target for 2026, which is $[***]. The Board reserves the right to modify or change the EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

3)	The Health and Safety Incentive Target is based upon the actual number of Worker’s Compensation Lost Time Accidents, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the Worker’s Compensation Loss Report provided by the company’s carrier or broker. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds has been established for the annual Incentive Compensation Plan calculation for 2026.

CEO 2026 MIP

Work Comp. Claim Number	Performance Target Achieved
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%

4)	Permits or License Violations incentive is earned/determined according to the scale set forth below: An “official notice of non-compliance” is defined as an official communication during 2026 from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s) which includes a material financial obligation, as determined by the Company’s Board of Directors in their sole discretion, to the Company.

Permit and License Violations	Performance Target Achieved
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%

5)	No performance incentive compensation will be payable for achieving the health and safety, permit and license violation, and revenue targets unless a minimum of 75% of the EBITDA Target is achieved.

Performance Incentive Compensation Payment

Effective date of plan is January 1, 2026 and incentive will be for entire year. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on finalization of the Company’s audited financial statements for 2026.

In no event will Performance Incentive Compensation paid to all Executive Officers as a group exceed 50% of Pretax Net Income computed prior to the calculation of bonus expense. If applicable, Incentive Compensation payments will be reduced on a pro-rata basis, so not to exceed 50% of Pretax Net Income.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned Chief Executive Officer and President 2026 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

/s/ Mark Duff	1/23/2026
Mark Duff	Date

/s/ Larry Shelton	1/26/2026
Board of Directors	Date

CEO 2026 MIP